Exhibit 99.1

    Eclipsys Announces Strategy to Address SunriseXA Response Time

    BOCA RATON, Fla.--(BUSINESS WIRE)--Oct. 20, 2003--Eclipsys Corporation(R), The Outcomes Company(R), (Nasdaq:ECLP), today announced that it has identified response time issues with some components of SunriseXA(TM), the newest version of its Sunrise family of products. Recognizing that response time is of the utmost importance to its customers, Eclipsys has developed a strategy designed to allow SunriseXA customers to continue their deployment of SunriseXA and to enable Eclipsys to continue its development of planned advanced SunriseXA functionality. Eclipsys will communicate with its customers and prospects about its go-forward plan.
    For more information about Eclipsys' SunriseXA strategy, please see www.eclipsys.com/news/strategy_FAQ.asp.

    About Eclipsys

    Eclipsys is a leading provider of advanced clinical, financial and management information software and service solutions to more than 1,500 healthcare facilities. Eclipsys empowers healthcare organizations to improve patient safety, revenue cycle management and operational efficiency through innovative information solutions. For more information, see www.eclipsys.com or e-mail info@eclipsys.com.

    Statements in this news release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Eclipsys as of the date hereof and Eclipsys assumes no obligation to update any such forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks include several risks in connection with our SunriseXA strategy, including the uncertainty of the time and costs required to implement the strategy, the potential that our strategy could change, the potential that we may encounter technical difficulties in implementing our strategy, and the potential that the changes to our products may affect customer demand. Other risks include potential financial constraints and other factors faced by the healthcare industry, changing customer requirements and other risks described in the filings of Eclipsys with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended June 30, 2003.

    Eclipsys, Eclipsys Corporation and The Outcomes Company are registered trademarks and SunriseXA and the phrase "better healthcare through knowledge" are trademarks of Eclipsys Technologies Corporation. Other product and company names in this news release are trademarks or registered trademarks of their respective companies.

    CONTACT: Eclipsys
             Judy Barnett, 561-322-4351 (Media)
             judy.barnett@eclipsys.com
             Robert J. Colletti, CFO, 561-322-4650 (Investors) investor.relations@eclipsys.com



                         SAFE HARBOR STATEMENT

Statements below concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Eclipsys as of the date hereof (October 20,
2003) and Eclipsys assumes no obligation to update any such forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks include several risks in connection with our SunriseXA strategy, including the uncertainty of the time and costs required to implement the strategy, the potential that our strategy could change, the potential that we may encounter technical difficulties in implementing our strategy, and the potential that the changes to our products may affect customer demand. Other risks include potential financial constraints and other factors faced by the healthcare industry, changing customer requirements and other risks described in the filings of Eclipsys with the Securities and Exchange Commission from time to time.


                        SunriseXA Strategy Q&A


1.   Q:   What is the issue?

     A: Eclipsys announced that it has identified response time issues with some components of SunriseXA, the newest version of its Sunrise family of products. Our detailed analysis has identified that the technical design of the SunriseXA workflow engine does not support the rich functionality that is required of SunriseXA in the highly interactive patient care environment. Recognizing that response time is of the utmost importance to its customers, Eclipsys has developed a strategy designed to allow Eclipsys' customers to continue their deployment of SunriseXA, and to enable Eclipsys to continue its development of planned advanced SunriseXA functionality.

2.   Q:   What is your strategy for addressing the issue?

     A: In general, the strategy is to replace certain SunriseXA functionality with the workflow engine from our widely used Sunrise Clinical Manager product. We have concluded that the current and expected rich functionality of SunriseXA in the highly interactive patient care environment demands greater throughput than the SunriseXA workflow engine can adequately support. Accordingly, we plan to make use of the proven performance of the Sunrise Clinical Manager workflow engine. We continue to believe the SunriseXA workflow engine is well-suited to support remote, web-based access to the XA database consistent with the "anywhere, anytime, any device" vision of SunriseXA, and it will continue to be utilized for that purpose.

3.   Q:   Is your strategy finalized?

     A: While we are confident in the direction of our strategy, our analysis of the details will be ongoing. We will communicate with customers and prospects as we move forward.


4.   Q:   Will your SunriseXA strategy still be web-based?  What is your web strategy going forward?

     A:   The  SunriseXA   vision  has  always  been  to  provide  the
          knowledge for clinical and non-clinical decision making "anywhere, anytime and any device". On a go-forward basis, this vision will remain intact but will be achieved differently. The Sunrise Clinical Manager workflow engine is not web-based or web-native. To provide rich functionality in the highly interactive in-hospital patient care setting, SunriseXA will use the Sunrise Clinical Manager workflow engine and we expect these functions to be web-enabled, possibly through the use of Citrix. For remote access to functions of SunriseXA, we will use the web-based SunriseXA workflow engine as the underlying technology for our SunriseXA Portal.

5.   Q:   Does this strategy constitute a move away from SunriseXA and back to
          Sunrise Clinical Manager?

     A: No. The Sunrise Clinical Manager workflow engine will become part of the SunriseXA platform going forward. We are not moving away from SunriseXA.

6.   Q:   Will your relationship with Microsoft change as a result of your strategy?

     A:   We are still very much  committed to our  relationship  with
          Microsoft,   and  we  believe  that  our  relationship  will
          continue.

7.   Q:   What role does .NET play in your strategy?

     A: We continue to believe Microsoft .NET is the right choice for the development of healthcare information technology systems, and it will continue to be the platform we will use in our ongoing development efforts.

8.   Q:   What impact does this have on your relationship with iSoft?

     A: The technical approach that we are adopting is similar to the path that iSoft has already taken. We believe that our relationship with iSoft will continue as before.

9.   Q:   How will the revised SunriseXA strategy affect the total cost of ownership (TCO) value proposition to your clients?

     A: Except for those hospitals who may need to license Citrix (or an equivalent), we currently believe the TCO advantages of SunriseXA and the Microsoft platform are still relevant.

10.  Q:   What does the strategy mean for customers who have committed to
          SunriseXA?

     A: In addition to addressing the response time issues and meeting customer demand for proven workflow engine technology, we believe this strategy will allow our customers to continue their deployment of SunriseXA, while enabling us to continue our development of planned advanced SunriseXA functionality, including Clinical Documentation, Ambulatory, ED, Secure Health Messaging, Access and Medication Management.

          Although delivery timelines for these advanced SunriseXA functionalities are now likely to change, we are working diligently to prevent delays if possible.

          We intend to continue to pursue the development of SunriseXA Objects Plus, designed to meet customer demand for customization of SunriseXA, and SunriseXA Portal, designed to allow remote web-based access to the SunriseXA database.

          Finally,   the  look  and  feel  that  SunriseXA  users  are
          expecting will remain the same.

11.  Q:   What does the strategy mean for Sunrise Clinical Manager customers?

     A: We believe this represents an opportunity for our Sunrise Clinical Manager customers. Clinical Manager customers will be able to retain their Sunrise Clinical Manager workflow engines, while benefiting from the enhanced offerings of SunriseXA, including SunriseXA Objects Plus and SunriseXA Portal, when available.

12.  Q:   Can customers expect delays of new releases?

     A: Delivery timelines for planned advanced SunriseXA functionality -- including Clinical Documentation, Ambulatory, Emergency Department, Secure Health Messaging, Access and Medication Management -- are now likely to change, but we are working diligently to prevent delays if possible.

13.  Q:   Will there be any financial impact on Eclipsys as a result of this strategy?

     A: Third quarter results will reflect a $1.2 million impairment charge related to the write-down of capitalized SunriseXA software development costs. We have not determined what impact our strategy will have on future operating results.

14.  Q:   What does the strategy mean for your SunriseXA sales pipeline?

     A: While we cannot speak on behalf of our prospective customers or provide assurance that our strategy will cause no impact, we believe that it has many benefits for our prospects and customers, and should not be reason for them to alter their plans for doing business with Eclipsys.

15.  Q:   How will the strategy impact Sunrise Clinical Manager customer migration to SunriseXA?

     A: Due to the benefits we believe our strategy provides to existing Sunrise Clinical Manager customers, we believe it may have a positive impact on Clinical Manager customer migration to SunriseXA.

16.  Q:   Does the strategy have any impact on the "subscription based" business model?

     A. We do not expect this to have any impact on the way customers license our products.